Exhibit 10.4

                        LICENSE AND TECHNICAL ASSISTANT
                        -------------------------------
                                   AGREEMENT
                                   ---------





                                    Between
                          NAMYANG INDUSTRIAL CO., LTD.
                                      And
                  JINGZHOU HENG LONG AUTOMOTIVE PARTS CO., LTD.










This Agreement, made and entered into effective on 21st day July of 2003 by and between NAM YANG INDUSTRIAL CO., LTD., a Korean corporation having registered office at 390, Moknai-Dong, Danwon-gu, Ansan-City, Kunggi-Do, Republic of Korea (hereinafter referred to as "NAMYANG")
And
JINGZHOU HENG LONG AUTOMOTIVE PARTS CO., LTD. Having its registered address at No.1 Heng Long Rd., Yuqiao Exploration District, Hubei, China PC 43400 (hereinafter referred to as "HENGLONG").




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                                   WITNESS :

WHEREAS, "NAMYANG" has been engaged for many years in manufacturing steering columns & universal joints assembly for automobiles and selling them in Korea and in overseas market and has developed technology and possesses technical information concerning the design, development, manufacturing and sales of "Licensed Product" as stipulated in Article I.; and,


WHEREAS, "HENGLONG" is a manufacturer of steering columns and universal joints and selling them in China and is desirous of assembly and manufacturing steering column & universal joint assembly under "NAMYANG's" technical information and assistance for the same; and


"NAMYANG" agrees to provide "HENGLONG" for due consideration with technical information and assistance for manufacturing steering column & universal joint assembly under the terms and conditions prescribed herein and now, therefore the partied hereto agree as follow:



                            ARTICLE I - DEFINITIONS


When  used in this  Agreement,  each of the  following  terms  set forth in this
Article I shall have the meaning defined below.

1.   "Licensed Product"

     "Licensed Product" shall mean Lower Tilt and Collapsible Steering Column & Universal Joint Assembly manufactured by "HENGLONG" by using of technical information and assistance provided by "NAMYANG" to be installed in automobile model "Zhonghua" manufactured by Shenyang Brilliance Automobile Co., LTD (hereinafter referred to as "Client") in China.


2.   Additional Licensed Product

     Additional Licensed Product means the similar type of Lower Tilt and Collapsible Steering Column and Universal Joint Assembly to be installed in automobiles other than "Zhonghua" by modifying certain part(s) of "Licensed Product". "HENGLONG" shall request in writing to add Additional Licensed Product to be covered in Article I, Item 1. and "NAMYANG" agrees to provide necessary technical assistance to develop Additional Licensed Product subject to "NAMYANG's" approval of "HENGLONG's" request for Additional Licensed Product.


3.   Technical Information

     "Technical Information" shall mean manufacturing know-how developed and being used by "NAMYANG" necessary for the manufacture, assembly and use of "Licensed Product" and its component parts which shall include the technical information to be provided through training or technical guidance by "NAMYANG" in accordance with Article III of this Agreement and but is limited to the followings;

     a. Designed drawings of "Licensed Product" and Technical Information of Development (Drawings/Test Standard/ Test Report)
     b. Information of Manufacturing Technology (Control Planning Chart/ Operation Standard Sheet/ Information on Manufacturing Equipments and Jig &Fixtures)
     c. Technical Information on Quality control (Inspection Standard/ Drawings of Checking Fixture)

     The above  technical  information  shall be  supplied  in Korean  language.


            ARTICLE II - GRAND AND UNDERTAKINGS BY NAMYANG "NAMYANG"


     hereby grants "HENGLONG" the following rights under this Agreement;

     a. A non-exclusive right to assemble and manufacture "Licensed Product" in China; and
     b.   A non-exclusive right to sell "Licensed Product" in China

               ARTICLE III - TECHNICAL INFORMATION AND ASSISTANCE.

"NAMYANG" shall furnish after signing the Agreement Technical Information specified in Article I, Item 3 to "HENGLONG" within a reasonable period of time which shall be within 30 days from receiving the request in writing from "HENGLONG".

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


1.   Training

     a. In order to study the use and assembly of "Licensed Product", "HENGLONG" may dispatch trainees who are to be directly engaged in the sale and/or manufacture and assembly of "Licensed Product".

     b. Trainees from "HENGLONG" shall be dispatched upon "HENGLONG's" written request which shall be accepted by "NAMYANG" in written. All expenses including air tickets and hotel accommodation shall be borne by "HENGLONG".

     c. Training period shall not exceed 150 man-days during the terms of this Agreement

2.   Technical Guidance

     a. "NAMYANG" shall, upon "HENGLONG's" request in writing and acceptance by "NAMYANG", dispatch to "HENGLONG's" factory its engineers to give necessary technical advice and guidance for the assembly and/or manufacture of "Licensed Product".

     b. "HENGLONG" shall bear all reasonable costs and expenses for the dispatched engineers, including, but not limited air fares(economy class only) and accommodations (of "HENGLONG's" choice) in China and technical guidance fee equivalent of USD300 per day for each person.

     c. Technical guidance period shall not exceed 30 man-days during the terms of this Agreement.

3. Neither party hereto shall be held responsible for the death, damage, injury or loss suffered or incurred by any engineer or other personnel in the employ of the other party dispatched pursuant to this Agreement during visits to its plant or other facilities except for the death, damage, injury or loss resulting from the willful or negligent act or omission of such party, its agents, or employees.


     In addition, neither party is responsible for any cost, expenses, or damages suffered or incurred by the other party, or any legal judgment against such other party, or for the defense thereof, arising out of any actions, assistance's or services of its employees unless resulting from its own fault or neglect or that of its employee or agents.

                          ARTICLE IV - NON-DISCLOSURE


1. "HENGLONG" undertakes to keep secret all Technical Information supplied by "NAMYANG". This Technical Information shall be treated as confidential and shall be used solely to enable "HENGLONG" to manufacture, assemble use and sell "Licensed Product". However, "HENGLONG" may communicate "NAMYANG's" Technical Information only to their subcontractors, suppliers and employees with the same condition of confidentiality, but only to the extent of necessary for the manufacture, and sale of "Licensed Product"..


2. "HENGLONG's" obligation to treat "NAMYANG's" Technical Information as secret and confidential shall remain in force even after the termination or expiration of this Agreement under all circumstances.

3. In the event "HENGLONG" breaches this Article VI, Item 1, "NAMYANG" may terminate this Agreement immediately. "HENGLONG" shall compensate "NAMYANG" for any damage suffered as a result of "HENGLONG's" breach of any of covenants contained in this Article VI.


                              ARTICLE V - TESTING

1. "NAMYANG" shall, at the request of "HENGLONG" and at the acceptance of the same by "NAMYANG", carry out the testing and inspection of prototype samples and initial or volume production sample of "Licensed Product" manufactured and/or assembled by "HENGLONG". The cost of inspection shall be made at free of charge by "NAMYANG", however, the cost of testing shall be borne by "HENGLONG" in accordance with Schedule 1. attached herein this Agreement.


2. If "NAMYANG" discovers any defects in the quality or performance of said samples, "NAMYANG" shall notify and provide all the necessary information for the eradication or rectification of any defects free of charge to "HENGLONG" and "HENGLONG" shall forthwith take such steps as may be necessary to eradicate such defect from the current and future production with all the costs incurred and borne by "HENGLONG".


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


                              ARTICLE VI-WARRANTY

1. Under this Agreement, "NAMYANG" warrants that all Technical Information related with design and manufacturing of "Licensed Product" are equivalent to the information "NAMYANG" is currently using.


2. Under this Agreement, "NAMYANG" makes no warranty or representation and assume no responsibilities or obligations toward "HENGLONG" or third parties regarding adaptability, operability, safety, functional effectiveness and marketing of "Licensed Product" manufactured by "HENGLONG" or third parties under "HENGLONG's" responsibility. "HENGLONG" also agrees to indemnify and hold harmless "NAMYANG" from any claims, damages or losses arising out of the manufacture and/or sales of "Licensed Product" manufactured by "HENGLONG" or third parties under its responsibility.


                          ARTICLE VII- ROYALTY PAYMENT


1.   Initial Payment

     In consideration of Technical Information and Assistance supplied by "NAMYANG" to "HENGLONG" pursuant to this Agreement, "HENGLONG" agrees to pay "NAMYANG" an initial payment of USD100,000 (hereinafter referred to as "Initial Payment") to "NAMYANG's" bank account within 30 days after signing this Agreement.

2.   Running Royalty

     During the effective terms of this Agreement, "HENGLONG" pays to "NAMYANG" 3 % of " Sales Price" of "Licensed Product". However, " Sales Price" does not include the amount of purchasing child part(s) and raw materials of "Licensed Product" from "NAMYANG".


3.   Payment Method

     "NAMYANG" shall bear any withholding taxes imposed by Chinese government upon the payment made to "NAMYANG" hereunder, provided, however, that in the event "HENGLONG" pays such taxes on behalf of "NAMYANG", such taxes shall be deducted from the payments made to "NAMYANG", and "HENGLONG" shall promptly forward to "NAMYANG" due receipt from competent authorities of Chinese government as evidence of the payment of such withholding taxes. After deducting such withholding taxes, "HENGLONG" shall remit the net amount of royalties directly to "NAMYANG" in US Dollar equivalent amount at the official exchange rate on the payment date.


4.   Time of Payment

     "HENGLONG" shall prepare a report of each "Licensed Product" manufactured and/or sold under this Agreement, including for each calendar year (January 1st to December 31st) during the period of this Agreement. The report shall be submitted to "NAMYANG" by the end of March of the following year at the latest, and the royalty payment shall be made within one month after such reports are presented.

5.   Accounting Records And Audit


     During the terms of this Agreement, "HENGLONG" agrees to maintain records showing all pertinent figures for "Licensed Product" manufactured and/or sold including the sales quantities, sales amount and necessary data for each "Licensed Product" to facilitate verification by an independently appointed public accountant from an international accounting firm considered by "NAMYANG". "HENGLONG" further agrees to allow "NAMYANG's" authorized officer(s) or representative to audit such records and data in normal business working days.


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


ARTICLE VIII - EFFECTIVE TERM AND TERMINATION


1.   Effective Date and Term

     This Agreement shall be effective from the date of signing and valid for five (5) years unless it is earlier terminated for any reason stipulated in
     Item 2 and 3 of this Article. This Agreement shall be automatically extended for next 3 years in case "HENGLONG" do not give notice to "NAMYANG" in writing the expiration of this Agreement at least 60 days prior to the expiration of this Agreement.


2.   Termination Due to Bankruptcy

     Either party hereto has the right to terminate this Agreement by written notice to the other party in the event that the other party is; declared insolvent or bankrupt or is under jurisdiction of a court for the benefit of its creditors, b.acquired by any competitive company of the party of all or a substantial portion of its capital stock or assets, c.dissolved or liquidated except in consequence of a merger, consolidation, or other corporate reorganization.

3.   Termination Due to Breach

     Either party has the right to terminate this Agreement if, within six(6) months after written notice is given by one party alleging a breach by the other party provided that if a party in breach has remedied the breach within thirty(30) days from the date of notification of the breach by the other party or if the party not in breach has agreed in writing to waive the breach, then the right to terminate this Agreement under this clause shall not arise.

4.   Measure of Termination

     In the event this Agreement is terminated by "NAMYANG" in accordance with the provisions in Item 2 or 3 of this Article, "HENGLONG" shall pay to "NAMYANG" within thirty(30) days of the date of said termination, all royalties owed to "NAMYANG" at the time of said termination. Then "HENGLONG" shall return to "NAMYANG" all documents supplied by "NAMYANG" to "HENGLONG" under the terms of this Agreement and dispose of their copies and immediately cease the manufacture and sale of "Licensed Product". In the event this Agreement is terminated by "HENGLONG" due to "NAMYANG's" default or other reason in accordance with the provision in Item 2 or 3 of this Article, "HENGLONG" reserves the right to continue the manufacture and sale of "Licensed Product". "HENGLONG" shall pay to "NAMYANG" royalty within thirty(30) days from the date of said termination all royalties owed to "NAMYANG" at the time of said termination. "NAMYANG" has the right to audit the records of "HENGLONG" concerning royalty payment even after termination of this Agreement.


5.   Survival of Rights and Liabilities.

     Termination of this Agreement for any cause shall not release either party from any liability which at the time of termination, has already accrued to it or which may thereafter accrue in respect of acts or omission made prior to such termination and, shall not affect in any way the survival of any right or obligation of either party which is expressly or implicitly stated in this Agreement to survive termination hereof..


                           ARTICLE IX - MISCELLANEOUS


1. Either party shall be excused from performing its obligations under this Agreement if prevented from doing so by force majeure, but only after the affected party informs the other party and thereafter until the force majeure exists. Force majeure means any causes beyond the control of the parties hereto, including, but not limited to, appropriation by any government or authority, wars, strikes, lockouts, riots, epidemic diseases, civil disturbances, fires, earthquakes, storms or any other cause of a like or different nature.


2. It is expressly agreed that a failure by either party to demand adherence to any article in this Agreement will not affect in any way the validity of this Agreement or any of its provision.

3. In the event any terms in this Agreement contravene the laws and/or regulations of any country in which it is intended to be valid, both parties shall immediately meet to agree upon the necessary amendment,



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4.   Any dispute or controversy which may arise between the parties out of or in connection with this Agreement shall be settled amicably. However, should an amicable settlement not be reached, then the case shall be settled by arbitration of the Korea Commercial Arbitration Association pursuant to the rules then obtainable thereof in Seoul, Korea in the event "HENGLONG" requests arbitration, and by Chinese Regional Center for Arbitration pursuant to the rules then obtainable thereof, in the event "NAMYANG" requests arbitration.


5.   Assignment

     This Agreement or any rights or obligations hereunder shall not be assigned or transferred to any third party without the prior written consent of "NAMYANG". Any assignment made in contravention of the preceding provision shall be null and void.

6.   Effect of Headings

     The heading to sections and paragraphs in this Agreement are to facilitate reference only, do not form parts of this Agreement, and shall not in any way affect the interpretation of conditions herein.

7.   Interpretation or Modification of Agreement

     This Agreement shall be construed and interpreted in accordance with the laws Republic of Korea.

8.   Entire Agreement

     This Agreement sets forth the entire agreement between both parties concerning the subject matter hereof and supersedes all previous agreement, whether expressed or implied with respect to the subject matter and may not be modified in any matter or terminated except as expressly provided herein or by an instrument in writing signed by duly authorized officers or representatives of the parties.


9.   Language

     This Agreement, which is in English language only, shall predominate and any version in any other language shall be for accommodation only and shall not bind the parties hereto.

10.  In Phase Supply

     During the term of this Agreement, from time to time, "HENGLONG" may request in writing the supply of full assembly of "Licensed Product" manufactured by "NAMYANG", parts and components of "Licensed Product", manufacturing facilities and equipments, Jigs & Fixtures, Testing Facilities, raw materials and other materials that are necessary to manufacture, assemble, use and sell "Licensed Product" by "HENGLONG" according to "HENGLONG's" progressive idea.

11.  The Roll of Hana-Global Incorporation

     Both parties agree to use the services of Hana-Global Incorporation of Republic of Korea exclusively to arrange and ship "NAMYANG" supplied products and other related products such as raw materials, facilities, jig and fixtures, machineries and equipments which may from time to time be required during the terms of this Agreement and supplied to "HENGLONG" by "NAMYANG" or any other Korean company(s) provided that Hana-Global Incorporation shall properly and efficiently perform their duties and services and do not breach any of their obligations or adversely affect any obligation set forth in this Agreement.



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

12. Notices

     Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing in English and shall be valid and sufficient if dispatched by registered air mail, postage paid to any office in the Republic of Korea or in China. The case may be addressed as follows;


         If  to  "NAMYANG"  :
                  Nam Yang  Industrial Co., LTD.
                  390, Moknai-Dong, Ansan-City, Kyunggi-Do
                  Republic of Korea
                  Facsimile : 82-31-491-3540
                  E-mail : namyang@nyind.co.kr

        If  to  "HENGLONG" :
                  Jingzhou Henglong Automotive parts Co., LTD.
                  No.1 Heng Long Rd., Yuqiao Exploration District, Hubei,China
                  Facsimile: 86-716-833-2101
                  E-mail: hanyusheng@ch1.com.cn


In witness whereof, the parties hereto have caused this Agreement to be executed in triplicate by their respective officers as of the date first above written.


Nam Yang Industrial Co., LTD.       Jingzhou Henglong Automotive parts Co., LTD.

By:                                 By:
   --------------------------          --------------------------
Name:                               Name:
     ------------------------            ------------------------
Title:                              Title:
      -----------------------             -----------------------

Hana-Global Inc.Co., LTD.


By:
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Name:
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Title:
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